Bandwidth Announces Third Quarter 2026 Financial Results
Record revenue of $234 million, up 22% year-over-year, and Adjusted EBITDA of $35 million, up 43% year-over-year, with Adjusted EBITDA margin of 22%
2027 outlook of double-digit Cloud Communications revenue from voice usage demand growth

October 29, 2026

Conference Call
Bandwidth will host a conference call to discuss financial results for the third quarter ended September 30, 2026 on October 29, 2026. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, N.C. - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2026.
“We delivered another strong quarter, with record results in all key financial metrics, highlighting the value that we are bringing to enterprises that are increasingly entrusting us to power SI-driven communication workflows,” said David Morken, Bandwidth’s Co-Founder, Chief Executive Officer, and Chairman. “As SI agents begin to act on behalf of businesses and consumers, they will need to reach people by voice and text, with the reliability and trust those interactions demand. Bandwidth enables that connection, and we will continue to scale as SI generates more conversations between people and agents.”
Third Quarter 2026 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three and nine months ended September 30, 2026 and 2025 ($ in millions, except per share amounts).

Conference Call Details
October 29, 2026
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
646-307-1963

Replay information
An audio replay of this conference call will be available through November 5, 2026 by dialing 855-669-9658 or
412-317-0088 for international callers, and entering passcode 4828018.

Investor Contact
Nils Erdmann
Bandwidth
919-410-7499
ir@bandwidth.com
	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$234	$192	$663	$546
Gross Margin	36%	38%	36%	40%
Non-GAAP Gross Margin (1)	61%	58%	60%	58%
Net income (loss)	$5	$(1)	$12	$(10)
Non-GAAP net income (1)	$20	$11	$46	$34
Net income (loss) per share, basic	$0.16	$(0.04)	$0.37	$(0.33)
Net income (loss) per share, diluted	$0.13	$(0.04)	$0.00	$(0.33)
Non-GAAP net income per Non-GAAP share (1)	$0.50	$0.36	$1.22	$1.10
Adjusted EBITDA (1)	$35	$24	$89	$68
Net cash provided by operating activities	$38	$22	$75	$51
Free cash flow (1)	$33	$13	$56	$25

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Our third quarter results demonstrate our continued focus and execution, with record revenue, Adjusted EBITDA, and free cash flow,” said Daryl Raiford, CFO of Bandwidth. “Our growth this quarter was driven by customers expanding their usage of our platform, and our sales team added four new $1 million-plus customer wins and expansions that will layer into our results over the next twelve months. The strength of our business model lets us lean into that momentum while expanding margins and generating strong cash flow.”

Third Quarter Customer Highlights
•A rapidly expanding all-digital banking platform selected Bandwidth to modernize its customer contact center and integrate an SI agent, displacing a major CPaaS competitor. The bank chose Bandwidth for our low-latency owned network, 5x-redundant toll-free solution with Maestro advanced routing and observability, and native Genesys integration, creating high-value enterprise voice traffic that grows as it scales SI-powered customer interactions.
•A fast-growing consumer privacy company expanded its relationship with Bandwidth, now relying on us for millions of phone numbers, and launched an SI-powered call screening service built on our software and voice infrastructure, with additional services planned on our WebRTC solution.
•A major enterprise network and communications provider serving businesses and state and local governments across the U.S. expanded a longstanding relationship spanning toll-free, 911, and other voice services by adopting our platform voice solution, creating a new source of recurring platform fees and incremental usage-based revenue.
•A specialized communications provider serving thousands of businesses and government agencies through its reseller and managed service provider network selected Bandwidth to expand its calling services internationally, relying on our network reaching 70 countries and our global routing capabilities to serve destinations its previous provider could not.
•Salesforce named Bandwidth its first certified international carrier to support the global rollout of its native Contact Center, extending Salesforce's CRM contact center capabilities to more than 25 countries across Europe, the U.K., Australia and New Zealand, with additional markets to follow. Enterprises can connect through a bring-your-own-carrier (“BYOC”) model with Maestro.
Financial Outlook
Bandwidth is providing guidance for the full year 2026 as follows (in millions, except per share amounts) based on current indications for its business, which are subject to change.

Full Year 2026 Guidance
Revenue	$905 - $910
Adjusted EBITDA	$124 - $125
Non-GAAP earnings per share (1)	$1.73 - $1.79
(1) Assumes weighted average diluted share count of approximately 38.7 million in full year 2026.

Bandwidth has not reconciled its full year 2026 guidance related to (i) Adjusted EBITDA to GAAP net income or loss, (ii) non-GAAP net earnings or loss to GAAP net earnings or loss or (iii) non-GAAP earnings or loss per share to GAAP earnings or loss per share, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Upcoming Investor Conferences
•Needham Tech Week virtual investor meetings with management on November 18, 2026.
•Wells Fargo TMT Summit in Rancho Palos Verdes, CA. Fireside chat with David Morken, Chief Executive Officer on Tuesday, December 8, 2026 at 10:15 AM Pacific Time.

About Bandwidth Inc.
Bandwidth Inc. (NASDAQ: BAND) is a global cloud communications company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering ~70 countries and 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, super intelligence (“SI”) capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world transform their communications every day.
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to successfully leverage the use of SI in our business operations and in our service offerings, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation and related payroll taxes. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation and related payroll taxes because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharge revenue.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation and related payroll taxes, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation and related payroll taxes, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA and Adjusted EBITDA margin because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA and Adjusted EBITDA margin can produce a useful measure for period-to-period comparisons of our business. We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by cloud communications revenue, which is revenue less pass-through messaging surcharge revenue.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$234,017	$191,895	$662,698	$546,149
Cost of revenue	149,217	118,097	421,441	329,175
Gross profit	84,800	73,798	241,257	216,974
Operating expenses
Research and development	36,495	33,008	112,304	95,389
Sales and marketing	25,567	24,702	75,554	75,976
General and administrative	20,943	18,096	60,778	56,052
Total operating expenses	83,005	75,806	248,636	227,417
Operating income (loss)	1,795	(2,008)	(7,379)	(10,443)
Other income (expense), net	1,549	(1,514)	12,913	(1,684)
Income (loss) before income taxes	3,344	(3,522)	5,534	(12,127)
Income tax benefit	1,903	2,281	6,218	2,215
Net income (loss)	$5,247	$(1,241)	$11,752	$(9,912)

Net income (loss) per share
Basic	$0.16	$(0.04)	$0.37	$(0.33)
Diluted	$0.13	$(0.04)	$0.00	$(0.33)

Numerator used to compute net income (loss) per share:
Basic	$5,247	$(1,241)	$11,752	$(9,912)
Diluted	$5,022	$(1,241)	$4	$(9,912)

Weighted average number of common shares outstanding:
Basic	32,235,811	30,278,516	32,017,803	29,721,404
Diluted	40,134,189	30,278,516	37,976,873	29,721,404

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$171,315	$102,788
Marketable securities	4,491	8,476
Accounts receivable, net of allowance	118,138	91,409
Deferred costs	4,530	4,830
Prepaid expenses and other current assets	15,596	11,557
Total current assets	314,070	219,060
Property, plant and equipment, net	160,518	174,251
Operating right-of-use asset, net	151,003	152,950
Intangible assets, net	114,070	138,742
Deferred costs, non-current	2,003	3,098
Other long-term assets	7,323	7,754
Goodwill	345,422	356,772
Total assets	$1,094,409	$1,052,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,364	$42,600
Accrued expenses and other current liabilities	108,815	91,151
Current portion of deferred revenue	8,476	8,742
Operating lease liability, current	4,616	3,947
Current portion of convertible senior notes	—	7,627
Total current liabilities	163,271	154,067
Other liabilities	1,703	555
Operating lease liability, net of current portion	217,964	221,019
Deferred revenue, net of current portion	2,602	4,972
Deferred tax liability	16,285	24,479
Convertible senior notes	310,584	247,562
Total liabilities	712,409	652,654
Stockholders’ equity:
Class A and Class B common stock	33	31
Treasury common stock	(29,978)	—
Additional paid-in capital	500,825	485,836
Accumulated deficit	(72,574)	(84,326)
Accumulated other comprehensive loss	(16,306)	(1,568)
Total stockholders’ equity	382,000	399,973
Total liabilities and stockholders’ equity	$1,094,409	$1,052,627

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$11,752	$(9,912)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	52,613	39,658
Non-cash reduction to the right-of-use asset	2,553	2,472
Amortization of debt discount and issuance costs	1,198	1,054
Stock-based compensation	39,089	38,448
Deferred taxes and other	(7,290)	(1,056)
Net gain on extinguishment of debt	(13,246)	(1,082)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(27,067)	(5,930)
Prepaid expenses and other assets	(2,456)	(4,767)
Accounts payable	104	5,630
Accrued expenses and other liabilities	20,989	(12,692)
Operating right-of-use liability	(2,994)	(946)
Net cash provided by operating activities	75,245	50,877
Cash flows from investing activities
Purchase of property, plant and equipment	(12,417)	(17,188)
Capitalized software development costs	(6,690)	(8,218)
Purchase of marketable securities	(7,409)	(12,680)
Proceeds from sales and maturities of marketable securities	11,415	7,672
Proceeds from sale of business	—	361
Net cash used in investing activities	(15,101)	(30,053)
Cash flows from financing activities
Borrowings on line of credit	148,700	28,500
Repayments on line of credit	(148,700)	(28,500)
Proceeds from issuance of convertible senior notes	316,250	—
Net cash paid for debt extinguishment	(236,084)	(26,144)
Purchase of capped call	(21,821)	—
Repurchase of Class A common stock	(29,978)	—
Payment of debt issuance costs	(12,937)	(25)
Value of equity awards withheld for tax liabilities and other	(5,403)	(2,907)
Net cash provided by (used in) financing activities	10,027	(29,076)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,645)	(284)
Net increase (decrease) in cash, cash equivalents, and restricted cash	68,526	(8,536)
Cash, cash equivalents, and restricted cash, beginning of period	103,160	82,234
Cash, cash equivalents, and restricted cash, end of period	$171,686	$73,698

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Gross Profit	$84,800	$73,798	$241,257	$216,974
Gross Profit Margin %	36%	38%	36%	40%
Depreciation	5,934	5,299	17,882	15,137
Amortization of acquired intangible assets	5,007	2,100	15,141	6,039
Stock-based compensation and related payroll taxes	343	542	1,329	1,597
Non-GAAP Gross Profit	$96,084	$81,739	$275,609	$239,747
Non-GAAP Gross Margin % (1)	61%	58%	60%	58%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $158 million and $460 million for the three and nine months ended September 30, 2026, respectively, and $142 million and $411 million for the three and nine months ended September 30, 2025, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$5,247	$(1,241)	$11,752	$(9,912)
Stock-based compensation and related payroll taxes	14,559	12,328	42,934	38,448
Amortization of acquired intangibles	7,531	4,633	22,721	13,485
Amortization of debt discount and issuance costs for convertible debt	541	278	998	854
Net gain on extinguishment of debt	(800)	—	(13,246)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	15	1,185	(1,119)	2,002
Estimated tax effects of adjustments (2)	(7,209)	(5,721)	(18,081)	(9,373)
Non-GAAP net income	$19,884	$11,462	$45,959	$34,422
Interest expense on Convertible Notes (3)	13	238	348	726
Numerator used to compute Non-GAAP diluted net income per share	$19,897	$11,700	$46,307	$35,148

Net income (loss) per share
Basic	$0.16	$(0.04)	$0.37	$(0.33)
Diluted	$0.13	$(0.04)	$0.00	$(0.33)

Non-GAAP net income per Non-GAAP share
Basic	$0.62	$0.38	$1.44	$1.16
Diluted	$0.50	$0.36	$1.22	$1.10

Weighted average number of shares outstanding
Basic	32,235,811	30,278,516	32,017,803	29,721,404
Diluted	40,134,189	30,278,516	37,976,873	29,721,404

Non-GAAP basic shares	32,235,811	30,278,516	32,017,803	29,721,404
Convertible debt conversion	4,433,843	1,478,379	2,368,515	1,537,847
Stock options issued and outstanding	16,363	17,324	34,650	20,247
Nonvested RSUs outstanding	3,448,172	510,590	3,555,905	811,839
Non-GAAP diluted shares	40,134,189	32,284,809	37,976,873	32,091,337
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $(0.3) million and $(1.7) million of foreign exchange gains primarily related to balance sheet revaluations during the three and nine months ended September 30, 2026, respectively, (ii) $0.2 million of losses on prepaid contract and related implementation costs during the three and nine months ended September 30, 2026, (iii) $0.1 million and $0.4 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2026, respectively, (iv) $1.2 million of foreign exchange losses primarily related to balance sheet revaluations during three and nine months ended September 30, 2025, (v) less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2025, respectively, (vi) $0.1 million of losses on sale of business during the nine months ended September 30, 2025, and (vii) $0.5 million of nonrecurring litigation expense during the nine months ended September 30, 2025.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 20.5% and 17.2% for the nine months ended September 30, 2026 and 2025, respectively. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of September 30, 2026, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$5,247	$(1,241)	$11,752	$(9,912)
Income tax benefit	(1,903)	(2,281)	(6,218)	(2,215)
Interest expense, net	180	498	1,820	1,533
Depreciation	9,968	9,208	29,892	26,173
Amortization	7,531	4,633	22,721	13,485
Stock-based compensation and related payroll taxes	14,559	12,328	42,934	38,448
Net gain on extinguishment of debt	(800)	—	(13,246)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	15	1,185	(1,119)	2,002
Adjusted EBITDA	$34,797	$24,330	$88,536	$68,432
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $(0.3) million and $(1.7) million of foreign exchange gains primarily related to balance sheet revaluations during the three and nine months ended September 30, 2026, respectively, (ii) $0.2 million of losses on prepaid contract and related implementation costs during the three and nine months ended September 30, 2026, (iii) $0.1 million and $0.4 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2026, respectively, (iv) $1.2 million of foreign exchange losses primarily related to balance sheet revaluations during three and nine months ended September 30, 2025, (v) less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2025, respectively, (vi) $0.1 million of losses on sale of business during the nine months ended September 30, 2025, and (vii) $0.5 million of nonrecurring litigation expense during the nine months ended September 30, 2025.
Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$37,705	$22,239	$75,245	$50,877
Net cash used in investing in capital assets (1)	(4,724)	(9,104)	(19,107)	(25,406)
Free cash flow	$32,981	$13,135	$56,138	$25,471
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.

Stock-Based Compensation Expense
Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue	$319	$542	$1,208	$1,597
Research and development	5,634	5,622	17,045	16,703
Sales and marketing	1,770	1,799	5,233	5,940
General and administrative	5,769	4,365	15,603	14,208
Total	$13,492	$12,328	$39,089	$38,448